Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Ebix, Inc.
Atlanta, GA

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated May 12, 2007, relating to the consolidated financial statements, and schedule of Ebix, Inc. appearing on Form 10-Q for the period ended March 31, 2007.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/Miller Ray Houser & Stewart, LLP
Atlanta, Georgia

July 11, 2007